EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Ryan Stash, Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Treasurer of Evolution Petroleum Corporation (the “Company”), certifies in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 (the “Report”) pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of November 10, 2026.

/s/ RYAN STASH
Ryan Stash
Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Treasurer

A signed original of this written statement required by Section 906 has been provided to Evolution Petroleum Corporation and will be retained by Evolution Petroleum Corporation and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certificate is being furnished to the Securities and Exchange Commission as an exhibit to this Form 10-Q and shall not be considered filed as part of the Form 10-Q.